Investor Relations Contact:	Media Contact:
Randy Scherago	Mark Brender
GeoEye	GeoEye
(703) 480-7529	(703) 629-5368
scherago.randy@geoeye.com	brender.mark@geoeye.com

GeoEye Names Chris Tully as Senior Vice President of Sales

DULLES, Va. (March 17, 2010) – GeoEye, Inc. (NASDAQ: GEOY), a premier provider of superior satellite and aerial-based geospatial information and services, announced today the appointment of Chris Tully to the newly created position of senior vice president of Sales. He will report directly to the Company’s chief executive officer and president and have responsibility for the overall management, organizational vision and strategic direction of GeoEye’s sales organization.

Tully has over 25 years of experience leading sales and customer service organizations at some of the most prominent companies in the technology industry. Prior to joining GeoEye, Tully served as executive vice president/chief sales officer at Kastle Systems LLC, where he worked with the CEO to build the business, establish a national sales presence and expand into new markets. Before joining Kastle Systems, he was senior vice president of Sales & Customer Service at CoStar Group, Inc., an international provider of information/marketing services to the commercial real estate industry. While in this position, revenues increased from $112 million to over $200 million, and the company significantly expanded its geographic and vertical market coverage. Prior to that, Tully was group vice president of Sales at GTSI Corporation where he was responsible for a 200-person sales organization serving federal, state and local government clients. Tully also served as the director of Sales in Dell’s Business Systems Division and Preferred Accounts Division. Tully graduated from Georgetown University and began his career as a sales representative at Xerox Corporation.

Matt O’Connell, GeoEye’s chief executive officer and president, said, “We are thrilled to have Chris join the GeoEye team. His significant experience leading sales forces at top technology companies will prove a great asset as GeoEye continues to grow. We already have a terrific sales team, and as the Company moves into new product areas, it’s the right time to welcome someone with Chris’s expertise. Chris can help our team build on their successes and move into new commercial sales activities.”

About GeoEye

GeoEye, Inc. is an international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. Headquartered in Dulles, Virginia, the Company has 534 employees, as of December 31, 2009, dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. The Company provides support to academic institutions and non-governmental organizations through the GeoEye Foundation (). Additional information about GeoEye is available at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 16, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2009, June 30, 2009 and Sept. 30, 2009, which we filed with the SEC on May 12, 2009, Aug. 10, 2009 and Nov. 9, 2009, respectively. Copies of all SEC filings may be obtained from the SEC’s EDGAR web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.